SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2003

Commonwealth Bankshares, Inc.

(Exact name of small business issuer in its charter)

Virginia	01-17377	54-1460991
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

403 Boush Street Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (757) 446-6900

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements.

Not applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated July 18, 2003.

Item 9.	Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.”

On July 18, 2003, Commonwealth Bankshares, Inc. issued the press release attached as Exhibit 99.1 to this form 8-K, which is herein incorporated by reference. This Report on Form 8-K and the Exhibit are being furnished to, and not filed with, the Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BANKSHARES, INC

Date:	July 18, 2003	By:	/s/ JOHN H. GAYLE
		Name:	John H Gayle
		Title:	Executive Vice President and Cashier

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated July 18, 2003.